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                 UNION FINANCIAL SERVICES-1, INC.

       $___________ TAXABLE STUDENT LOAN ASSET-BACKED NOTES
                       (ISSUABLE IN SERIES)

                             FORM OF
                      UNDERWRITING AGREEMENT


                                                          _____________, 199__


Name and Address of
Underwriter





Dear Sirs:

     Union Financial Services-1, Inc., a Nevada corporation (the "Company"), proposes to sell to __________________ (the "Underwriter"), pursuant to the terms of this Underwriting Agreement, up to $___________ of Taxable Student Loan Asset-Backed Notes (the "Notes") in various series, and, within each series, in various classes, in one or more offerings on terms to be determined at the time of sale. Norwest Bank Minnesota, National Association, a national banking association, will act as eligible lender (the "Eligible Lender") on behalf of the Company. The Notes will be issued under an Amended and Restated Indenture of Trust dated as of June 15, 1996 (the "Master Indenture") between the Company and Norwest Bank Minnesota, National Association, a national banking association, as indenture trustee ("Trustee"), which will be supplemented with respect to each series of Notes by an indenture supplement (each, an "Indenture Supplement" and collectively with the Master Indenture, the "Indenture"). Upon issuance, each series of Notes will be secured by, among other things, Financed Eligible Loans (as defined in the Sale Agreements referred to below) pledged to the Indenture Trustee and described in the Prospectus (as defined in Section 3 below). The Financed Student Loans are to be serviced by ________________________ (in this capacity, the "Servicer") pursuant to a Servicing Agreement dated as of ________________, 199__ (the "Servicing Agreement") between the Servicer and the Company. The Servicer has entered into a subservicing agreement with ____________________________ (in this capacity, the "Subservicer") dated as of _____________, 199__ (the "Subservicing Agreement") pursuant to which the Subservicer will act as subservicer or, upon inability of the Servicer to do so, as servicer with respect to the Financed Student Loans. This Agreement, the Sale Agreements, the Servicing Agreement, the

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Subservicing Agreement and the Indenture shall collectively hereinafter be referred to as the "Basic Documents." Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus.

     The Company proposes, upon the terms and conditions set forth herein, to sell to the Underwriter on the Initial Closing Date (as hereinafter defined) $___________ aggregate principal amount of the Notes.


     [Whenever the Company determines to issue and sell a series of Notes (including on the Initial Closing Date), it shall, upon the terms and conditions set forth herein, enter into an agreement (each, a "Terms Agreement") providing for the sale of such Notes to the Underwriter. The Terms Agreement relating to each sale of Notes shall specify, among other matters, the principal amount of Notes to be sold, the series and class designations, the interest rate for each such class and, if variable, the initial interest rate and the interest rate adjustment dates, any terms not otherwise specified in the Master Indenture, the price at which the Notes are to be purchased by the Underwriter or the method by which the price at which the Notes are to be purchased will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Underwriter and the Company.]

     The Company wishes to confirm as follows this agreement with the Underwriter in connection with the purchase and resale of the Notes.

     Section 1.  AGREEMENTS TO SELL, PURCHASE AND RESELL.

          (a) The Company hereby agrees, subject to all the terms and conditions set forth herein [and in the related Terms Agreement], to sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein [and in the related Terms Agreement], the Underwriter agrees to purchase from the Company such principal amount of each series and class of Notes at such respective purchase prices [as may be described in the Terms Agreement with respect thereto executed by the Company and the Underwriter pursuant to the terms hereof].

          (b) It is understood that the Underwriter proposes to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

     Section 2. DELIVERY OF THE NOTES AND PAYMENT THEREFOR. Delivery to the Underwriter of and payment for any series of Notes to be sold [pursuant to the initial Terms Agreement] shall be made at the office of _______________________, at [11:00 a.m.], [local] time, on __________, 199_ (the "Initial Closing Date"). The place of such closing and the Initial Closing Date may be varied by agreement between the Underwriter and the Company.

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     Delivery to the Underwriter of and payment for any additional series of
Notes to be purchased by the Underwriter shall be made at the aforementioned office at such time and on such dates (each, a "Subsequent Closing Date"), as shall be specified in [the related Terms Agreements]. The place of such a closing and a Subsequent Closing Date for such additional series of Notes may be varied by agreement between the Underwriter and the Company.

     The Notes will be delivered to the Underwriter against payment of the purchase price therefor to the Company in Federal Funds, by wire, or such other form of payment as to which the parties may agree. Unless otherwise agreed to by the Company and the Underwriter, each Class of Notes will be evidenced by a single global security in definitive form and/or by additional definitive securities, and will be registered, in the case of the global Classes of Notes, in the name of Cede & Co. as nominee of The Depository
Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Underwriter shall request prior to [1:00 p.m.], __________________________ time, no later than the business day preceding the Closing Date or any Subsequent Closing Date, as the case may be. The Notes to be delivered to the Underwriter shall be made available to the Underwriter in __________________ for inspection and packaging not later than [9:30 a.m.], __________________ time, on the business day next preceding the Initial Closing Date or a Subsequent Closing Date, as the case may be.

     Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter that:

          (a) A registration statement on Form S-3 (No. 333-_____), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC" or "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus and any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, are respectively referred to herein as the "Registration Statement" and the "Prospectus") and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

          (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in

                                      3

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     the light of the circumstances under which they were made, not misleading, and on the date of this Agreement [and each Terms Agreement], the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriter specifically for use therein.

          (c) The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

          (d) As of each Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Company or its affiliates for the consummation of the transactions contemplated by this Agreement [and each Terms Agreement] shall have been obtained, except as otherwise provided in the Basic Documents.

          (e) The Master Indenture and the Indenture Supplement relating to the Notes to be sold on the initial Closing Date (the "Initial Indenture Supplement") have been and each additional Indenture Supplement will be duly and validly authorized by the Company and, upon their execution and delivery by the Company and assuming due authorization, execution and delivery by the Trustee, will be valid and binding agreements of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and conform in all material respects to the description thereof in the Prospectus.

          (f) The Notes have been duly authorized by the Company and the Notes to be issued on the Initial Closing Date, when executed by the Company and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Notes will conform in all material respects to the description thereof in the Prospectus.

          (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to own, lease and operate its properties and to conduct its business as conducted on the

                                      4

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     date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company.

          (h) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

          (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company threatened, against the Company, or to which the Company or any of its properties is subject, that are not disclosed in the Prospectus or that will not be disclosed in any subsequent amendment or supplement to the Prospectus and which, if adversely decided, are reasonably likely to materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

          (j) Neither the offer, sale or delivery of the Notes by the Company nor the execution, delivery or performance of this Agreement [and the Terms Agreements] by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Initial Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents or bylaws of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company is a party or by which the Company or any of its properties may be bound, or violates or will violate, in any material respect, any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

          (k) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement [and each Terms Agreement]; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company [(and the execution,

                                      5

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     delivery of, and the performance by the Company of its obligations under, each Terms Agreement will be duly and validly authorized by the Company)] and this Agreement has been [and each Terms Agreement will be], duly executed and delivered by the Company and constitutes [or in the case of each Terms Agreement, will constitute,] the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

          (l) Each Seller's assignment and delivery of Financed Eligible Loans to the order of the Trustee on behalf of the Company as of the applicable Closing Date and of Additional Acquired Student Loans from time to time thereafter pursuant to the applicable Sale Agreement will vest in the Trustee on behalf of the Company all of such Seller's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (m) The Company's assignment of the Financed Student Loans to the Trustee pursuant to the Indenture will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (n) The Company is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (o) The representations and warranties made by the Company in any Basic Document to which the Company is a party and made in any Officer's Certificate of the Company will be true and correct at the time made and on and as of the applicable Closing Date.

     Section 4. AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriter as follows:

          (a) In connection with the execution [of each Terms Agreement], the Company will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriter, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Notes, and the Company will timely file such supplement to the prospectus with

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     the SEC pursuant to Rule 424(b) under the Act, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriter, or if the Underwriter shall have reasonably objected thereto promptly after receipt thereof; the Company will immediately advise the Underwriter or the Underwriter's counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when a Prospectus relating to a series of Notes is required to be delivered under the Act, any event occurs as a result of which such Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will prepare and file with the SEC, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance.

          (c) The Company will immediately inform the Underwriter (i) of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering or sale of the Notes.

          (d) The Company will furnish to the Underwriter, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriter may reasonably request.

          (e) No amendment or supplement will be made to the Registration Statement or Prospectus which the Underwriter shall not previously have been advised or to which it shall reasonably object after being so advised.

          (f) The Company will cooperate with the Underwriter and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate and will file such

                                      7

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     consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (g) The Company consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriter and by dealers, of the Prospectus furnished by the Company.

          (h) To the extent, if any, that the rating or ratings provided with respect to a series of Notes by the rating agency or agencies that initially rate a series of Notes is conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall cause to be furnished such documents and such other actions to be taken.

          (i) So long as any of the Notes are outstanding, the Company will furnish to the Underwriter (i) as soon as available, a copy of each document relating to the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder, and (ii) such other information concerning the Company as the Underwriter may request from time to time.

          (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Underwriter terminating this Agreement pursuant to
     Section 8 or Section 9 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.
     In the event any such termination occurs after the Initial Closing Date, the out-of-pocket expenses shall relate only to those incurred in connection with the series of Notes then contemplated to be issued and purchased by the Underwriter.

          (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

          (l) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

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          (m)  For a period from the date of this Agreement until the retirement of the Notes, the Company will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee or the Company pursuant to the Servicing Agreement as soon as such statements and reports are furnished to the Trustee or the Company.

          (n) On or before each Closing Date, the Company shall mark its accounting and other records, if any, relating to the Initial Financed Student Loans and shall cause the Servicer and Subservicer to mark their respective computer records relating to the Initial Financed Student Loans to show the absolute ownership by the Trustee, as eligible lender of, and the interest of the Company in, the Initial Financed Student Loans, and from and after each Closing Date the Company will take, or cause the Servicer and Subservicer to take, as the case may be, such actions with respect to the respective records of each with regard to any Additional Acquired Student Loans at the time of the acquisition thereof by the Trustee on behalf of the Company and the Company shall not take, or shall permit any other person to take, any action inconsistent with the ownership of, and the interest of the Company in, the Financed Student Loans, other than as permitted by the Basic Documents.

          (o) For the period beginning on the date of this Agreement and ending 90 days after ________________, none of the Company and any entity originated, directly or indirectly, by the Company will, without the prior written notice to the Underwriter, offer to sell or sell notes (other than the Notes) collateralized by FFELP Loans; provided, however, that this shall not be construed to prevent the sale of FFELP Loans by the Company.

     Section 5.  INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person

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     controlling the Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the series of Notes covered thereby by the Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final Prospectus relating to such series of Notes and the Underwriter sold Notes of such series to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Underwriter. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company, the Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by the Underwriter, and that all such fees and

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     expenses shall be reimbursed on a monthly basis as provided in paragraph
     (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (c) The Underwriter agrees to indemnify and hold harmless the Company and its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company to the Underwriter set forth in paragraph (a) hereof, but only with respect to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

          (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
     Section 5, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter exceed the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
     Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company and the Underwriter set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter, the Company or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, the Company or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

     Section 6. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase the Notes hereunder are subject to the following conditions:

     (a)  With respect to the Notes to be purchased on the Initial Closing Date:

               (i) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

               (ii) Subsequent to the effective date of this Agreement, there shall not have occurred (A) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, a Seller, the Servicer or Subservicer not contemplated by the Registration Statement, which in the opinion of the Underwriter, would materially adversely affect the market for the Notes, (B) any downgrading in the rating of any debt securities of the Company, a Seller, the Servicer or Subservicer by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company, a Seller, the Servicer or Subservicer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or (C) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriter, materially adversely affect the market for the Notes.

               (iii) You shall have received an opinion addressed to you of ____________, in its capacity as counsel to the Company, dated the Initial Closing Date, in form and substance satisfactory to you and your counsel with respect to the status of the Company, to each of the Sale Agreement, Servicing Agreement, Indenture, Custodian Agreement, [Amended and Restated] Auction Agency Agreement, [Amended and Restated] Broker-Dealer Agreement and this Agreement and to the validity of the Notes and such related matters as you shall reasonably request. In addition, you shall have received an opinion addressed to you of _________________, in its capacity as counsel for the Company, in form and substance satisfactory to you and your counsel, concerning "non-consolidation" and "first perfected security interest" and certain other issues with respect to the transfer of the Financed Student Loans from the Seller to the Company and from the Company to the Trustee.

               (iv) You shall have received an opinion addressed to you of _________________, in its capacity as counsel for the Company, dated the Initial Closing Date, in form and substance satisfactory to you and your counsel with respect to the Prospectus which opinion shall address the statements in the Prospectus as a whole and shall also be to the effect that the statements under the headings "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

               (v) You shall have received an opinion addressed to you of ________________, in its capacity as counsel for the Company, dated the Initial Closing Date, in form and substance satisfactory to you and your counsel with respect to the character of the Notes for federal tax purposes.

               (vi) You shall have received an opinion addressed to you of ______________________, in its capacity as Underwriter's Counsel, dated the Initial Closing Date, in form and substance satisfactory to you.

               (vii) You shall have received a certificate addressed to you of each Guarantor, dated the Initial Closing Date, and in form and substance satisfactory to you and your counsel, to the effect that:

                    (A) The Guarantor has been duly incorporated and is validly existing as a non-profit corporation or state agency in good standing under the laws of the state of its organization with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the applicable Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to the Guarantor's obligations under such Guarantee Agreement, copies of which agreements are attached thereto), and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Student Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act and any rules, regulations and interpretations thereunder, reinsurance payments from the Department with respect to claims paid by it on such Financed Student Loans.

                    (B) The Guarantor is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render the Guarantor's obligation under the Guarantee

               Agreement to guarantee the Financed Student Loans covered thereby unenforceable by or on behalf of the Company or the Trustee.

                    (C) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to the Guarantor's obligations under such Guarantee Agreement) have been duly authorized, executed and delivered by the Guarantor and are the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with their terms, except (1) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                    (D) Neither the execution and delivery by the Guarantor of the Guarantee Agreement, nor the consummation by the Guarantor of the transactions contemplated therein nor the fulfillment of the terms thereof by the Guarantor will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any terms or provision of the charter or bylaws of the Guarantor or of any indenture or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Guarantor.

                    (E) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Guarantor before or by any governmental authority that might materially and adversely affect the performance by the Guarantor of its obligations under, or the validity or enforceability of, the Guarantee Agreement.

               (viii) You shall have received an opinion addressed to you of _______________________, in their capacity as counsel to the Servicer, dated the Initial Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

                    (A) The Servicer has been duly organized and is validly existing as a __________________ bank and trust company in good standing under the laws of the State of _______________ with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under each of the Servicing Agreement, the Sale Agreement and the Subservicing Agreement, and had at all relevant times, and now has, the power, authority and legal right to transfer and cause the servicing of the Financed Student Loans and to cause the Subservicer to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on the Financed Student Loans.

                    (B) The Servicing Agreement, the Sale Agreement and the Subservicing Agreement have been duly authorized, executed and delivered by the Servicer and are the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their terms, except (1) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (2) remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                    (C) Neither the execution and delivery by the Servicer of the Servicing Agreement, the Sale Agreement or the Subservicing Agreement, nor the consummation by the Servicer of the transactions contemplated therein nor the fulfillment of the terms thereof by the Servicer will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the bylaws of the Servicer or of any indenture or other agreement or instrument to which the Servicer is a party or by which the Servicer is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer.

                    (D) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry and reasonable investigation, threatened against the Servicer before or by any governmental authority that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Servicing Agreement, the Sale Agreement or the Subservicing Agreement.

                    (E) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of the Servicer contained in the Servicing Agreement, the Sale Agreement or the Subservicing Agreement are other than as stated therein.

                    (F) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of the Servicing Agreement, the Subservicing Agreement, the Sale Agreement or for the perfection of the Company's and the Trustee's interest in the Student Loans sold pursuant to the Sale Agreement or the exercise by the Company (or it permitted assigns) and the Trustee of their rights and remedies under the Sale Agreement, including specifically the filings of any Uniform Commercial Code ("UCC") financing statements, except for the execution and delivery of the Guarantee Agreements.

                    (G) The Sale Agreement together with the related bill of sale and blanket endorsement effects a valid sale to the Trustee of the Student Loans included in the initial Portfolio and, upon delivery of additional bills of sale and blanket endorsements, the Sale Agreement together with the related bills of sale and blanket endorsements will effect a valid sale of the Student Loans included in the Portfolios purported to be sold thereby, in each case enforceable against creditors of, and purchasers from, the Servicer.

                    (H) As of the date specified in a schedule to such opinion, there were no (1) UCC financing statements naming the Servicer as debtor or seller and covering any Student Loan to be sold under the Sale Agreement or interest therein or (2) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any Student Loan to be sold under the Sale Agreement or interest therein, listed in the available records in the respective offices set forth in such schedule opposite each such date (which are all of the offices that are prescribed under either the internal law of the conflict of law rules of the Nebraska UCC as the offices in which filings should be made to perfect security interests in Student Loans), except as set forth in such schedule.

                    (I) The Servicer is an "eligible lender" as that term is defined in the Higher Education Act of 1965, as amended (the "Act"), at 20 U.S.C. Section 1085(d)(1).

                    (J) As of the date of such opinion, by executing the Guarantee Agreements and upon execution and delivery of the instruments of transfer described in the Sale Agreement and notification of the Guarantors and borrowers of the transfer contemplated thereby, and assuming that the Trustee is an eligible lender as that term is defined in 20 U.S.C. Section 1085(d)(1) of the Higher Education Act of 1965, as amended, the

               Trustee on behalf of the Company will be entitled to the benefit of the applicable Guarantor and/or Department of Education payments under the Act related to the Student Loans sold from time to time under the Sale Agreements, subject to the terms and conditions of the Guarantee Agreements and the Act.

               (ix) You shall have received an opinion addressed to you of counsel to the Trustee, dated the Initial Closing Date and in form and substance satisfactory to you and your counsel, to the effect that:

                    (A) The Trustee is a national banking association duly organized and validly existing under the laws of the United States of America.

                    (B) The Trustee has the full corporate trust power to accept the office of indenture trustee under the Indenture and to enter into and perform its obligations under the Indenture, the Custodian Agreement, the [Amended and Restated] Auction Agency Agreement, the [Amended and Restated] Market Agent Agreement and each Guarantee Agreement.

                    (C) The execution and delivery of each of the Indenture, the Custodian Agreement, the [Amended and Restated] Auction Agency Agreement, the [Amended and Restated] Market Agent Agreement and each Guarantee Agreement, and the performance by the Trustee of its obligations under the Indenture, the Custodian Agreement, the [Amended and Restated] Auction Agency Agreement, the [Amended and Restated] Market Agent Agreement and each Guarantee Agreement, have been duly authorized by all necessary action of the Trustee and each has been duly executed and delivered by the Trustee.

                    (D) The Indenture, the Custodian Agreement, the [Amended and Restated] Auction Agency Agreement, the [Amended and Restated] Market Agent Agreement and each Guarantee Agreement constitute valid and binding obligations of the Trustee enforceable against the Trustee.

                    (E) The execution and delivery by the Trustee of the Indenture, the Custodian Agreement, the [Amended and Restated] Auction Agency Agreement, the [Amended and Restated] Market Agent Agreement and each Guarantee Agreement do not require any consent, approval or authorization of, or any registration or filing with, any state or United States federal governmental authority.

                    (F) Each of the Notes has been duly authenticated by the Trustee.

                    (G) Neither the consummation by the Trustee of the transactions contemplated in the Indenture, the Custodian Agreement, the [Amended and Restated] Auction Agency Agreement and each Guarantee Agreement nor the fulfillment of the terms thereof by the Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trustee or any of its subsidiaries.

                    (H) There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Trustee (as indenture trustee under the Indenture or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, the Indenture, the Custodian Agreement, the [Amended and Restated] Auction Agency Agreement, the [Amended and Restated] Market Agent Agreement or any Guarantee Agreement.

                    (I) The execution, delivery and performance by the Trustee of the Indenture, the Custodian Agreement, the [Amended and Restated] Auction Agency Agreement, the [Amended and Restated] Market Agent Agreement or any Guarantee Agreement will not subject any of the property or assets of the Company or any portion thereof, to any lien created by or arising under the Indenture that is unrelated to the transactions contemplated in such agreements.

                    (J) The Trustee is an "eligible lender" for purposes of the FFELP Program in its capacity as trustee with respect to Financed Student Loans held under the Indenture.

               (x) You shall have received certificates addressed to you dated the Initial Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or
          Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of the Seller and the Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (A) the representations and warranties of the Seller or the Servicer, as the case may be, contained in the Sale Agreement, the Servicing Agreement and Subservicing Agreement, as applicable, are true and correct in all material respects, that each of the Seller and the Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Initial Closing Date, (B) that they have reviewed the Prospectus and that the information therein regarding the Seller or the Servicer, as applicable, is fair and accurate in all material respects, and (C) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Seller or the Servicer, as applicable, has occurred.

               (xi) You shall have received certificates addressed to you dated the Initial Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or
          Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Subservicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (A) the representations and warranties of the Subservicer contained in the Subservicing Agreement are true and correct in all material respects, that the Subservicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Initial Closing Date, (B) that they have reviewed the Prospectus and that the information therein regarding the Subservicer is fair and accurate in all material respects, and (C) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of the Subservicer has occurred.

               (xii) You shall have received evidence satisfactory to you that, on or before the Initial Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Nevada and Arizona reflecting the grant of the security interest by the Company in the Financed Student Loans and the proceeds thereof to the Trustee.

               (xiii) You shall have received a certificate addressed to you dated the Initial Closing Date from a responsible officer acceptable to you of the Trustee in form and substance satisfactory to you and your counsel and to which shall be attached each Guarantee Agreement.

               (xiv) You shall have received a certificate addressed to you, dated the Initial Closing Date, from a responsible officer acceptable to you of each Guarantor, to the effect that such officer has reviewed the Prospectus and that the information therein regarding Guarantor is fair and accurate in all material respects.

               (xv) The Underwriter shall have received on the Initial Closing Date from ________________________ a letter dated the Initial
          Closing Date, and in form and substance satisfactory to the Underwriter, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Eligible Loans and setting forth the results of such specified procedures.

               (xvi) All the representations and warranties of the Company contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Initial Closing Date as if made on and as of the Initial Closing Date and the Underwriter shall have received a certificate, dated the Initial Closing Date and signed by an executive officer of the Company to the effect set forth in this Section 6(a)(xvi) and in
          Section 6(a)(xvii) hereof.

               (xvii) The Company shall not have failed at or prior to the Initial Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Initial Closing Date.

               (xviii) The Underwriter shall have received by instrument dated the Initial Closing Date (at the option of the Underwriter), in lieu of or in addition to the legal opinions referred to in this Section 6, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents.

               (xix) Each of the Class A Notes shall be rated at least "AAA" and "AAA," respectively, by Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and that the Class B Notes shall be rated at least "A" by Fitch, and that neither Fitch nor S&P have placed either of the Class A Notes or the Class B Notes under surveillance or review with possible negative implications.

               (xx) The issuance of the Notes shall not have resulted in a reduction or withdrawal by Fitch or S&P of the current rating of any outstanding securities issued or originated by the Company or any of its affiliates.

               (xxi) You shall have received evidence satisfactory to you of the completion of all actions necessary to effect the transfer of the Initial Financed Student Loans as described in the Prospectus and the recordation thereof on the Seller's and on the Subservicer's computer systems.

               (xxii) You shall have received certificates addressed to you dated the Initial Closing Date from officers of the Company addressing such additional matters as you may reasonably request in form and substance satisfactory to you and your counsel.

               (xxiii) You shall have received such other opinions, certificates and documents as are required under the Indenture as a condition to the issuance of the Notes.

     The Company will provide or cause to be provided to you such conformed copies of such of the foregoing opinions, notes, letters and documents as you reasonably request.

          (b) With respect to each series of Notes to be purchased on a Subsequent Closing Date:

          The obligations of the Underwriter to purchase each additional series of Notes hereunder are subject to the satisfaction on and as of any Subsequent Closing Date of the conditions set forth under clause (a) of this Section 6, except that references to the Initial Closing Date and the Prospectus shall be to the applicable Subsequent Closing Date and the applicable Prospectus. The opinions and letters referred to therein shall be dated the applicable Subsequent Closing Date and shall be revised to reflect the applicable Subsequent Closing Date, the applicable Prospectus and the applicable additional series of Notes.

          All such opinions, certificates, letters and other documents referred in clauses (a) and (b) will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     Any certificate or document signed by any officer of the Company and delivered to the Underwriter, or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

     Section 7. EXPENSES. The Company agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (a) the preparation, printing or reproduction of the Registration Statement, each Prospectus and each amendment or supplement to any of them, this Agreement, each Terms Agreement and each other Basic Document; (b) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (c) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (d) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes;
(e) qualification of the Indenture under the Trust Indenture Act; (f) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in

Section 3(h) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (g) the fees and disbursements of (i) the Company's counsel, (ii) the Underwriter's counsel, (iii) the Indenture
Trustee and its counsel, (iv) the Depository Trust Company in connection with the book-entry registration of the Notes and (v) ____________, accountants for the Company and issuer of the Comfort Letter; and (h) the fees charged by S&P and Fitch for rating the Notes.

     Section 8. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriter, or by the Underwriter, by notifying the Company.

     Any notice under this Section 8 may be given by telecopy or telephone but shall be subsequently confirmed by letter.

     Section 9. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, without liability on the part of the Underwriter to the Company, by notice to the Company, if prior to the Initial Closing Date or any Subsequent Closing Date (but then only as to series of Notes not yet purchased by the Underwriter), as the case may be, (a) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (b) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (c) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriter. Notice of such termination may be given to the Company by telecopy or telephone and shall be subsequently confirmed by letter.

     Section 10. INFORMATION FURNISHED BY THE UNDERWRITER. The statements set forth under the heading "Plan of Distribution" in the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3(b) and 5 hereof. Additional such information may be provided in connection with the purchase of additional series of Notes by the Underwriter for inclusion in any Prospectus Supplement [and, if so, will be identified in the applicable Terms Agreement].

     Section 11.  COMPUTATIONAL MATERIALS.

          (a) It is understood that the Underwriter may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Company's offering of the Notes, subject to the following conditions:

               (i) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

               (ii) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

               (iii) The Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 11(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to the Company not later than [10:00 a.m., Colorado time], one business day before filing thereof is required pursuant to the terms of this Agreement.

               (iv) If the Underwriter does not provide the Computational Materials to the Company pursuant to subsection (a)(iii) above, the Underwriter shall be deemed to have represented, as of the applicable Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

               (v) In the event of any delay in the delivery by the Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (a)(iii) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 11(b) to file the Computational Materials by the time specified therein.

          (b) The Company shall file the Computational Materials (if any) provided to it by the Underwriter under Section 11(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than [10:00 a.m., New York time], on the date required pursuant to the Kidder/PSA Letters.

          [(c) At or prior to the time any Computational Materials are furnished to the Company for filing on the Form 8-K, the Underwriter will provide to the Company a letter of a firm of independent public accountants of national reputation to the effect that such accountants have performed certain specified procedures with respect to such Computational Materials and have found no exceptions, other than such exceptions as are acceptable to the Underwriter. The costs and expenses of such letter will be paid by the Company.]

     Section 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement or contained in notes of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

     Section 13.  MISCELLANEOUS.  Except as otherwise provided in Sections 5,
8 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (a) if to the Company, at 6991
East Camelback Road, Suite B290, Scottsdale, Arizona 85251, Attention:
Stephen F. Butterfield, and (b) if to the Underwriter, to ____________________,
Attention: ___________________.

     This Agreement has been and is made solely for the benefit of the Underwriter, the Company, their respective directors, officers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.
Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Notes in his status as such purchaser.

     Section 14. APPLICABLE LAW; COUNTERPARTS. This Agreement, and each Terms Agreement, shall be governed by and construed in accordance with the laws of the State of [New York]applicable to contracts made and to be performed within the State of [New York] without giving effect to the choice of laws or conflict of laws principles thereof.

     This Agreement[, and each Terms Agreement,] may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement [and each Terms Agreement] shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                              Very truly yours,

                                   UNION FINANCIAL SERVICES-1, INC.



                                   By
                                     ----------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                        -------------------------------------

Confirmed as of the date first
above mentioned.

[NAME OF UNDERWRITER]


By
  ----------------------------------------
Name:
     -------------------------------------
Title:
     -------------------------------------

                                  EXHIBIT A


                       UNION FINANCIAL SERVICES-1, INC.

                   TAXABLE STUDENT LOAN ASSET-BACKED NOTES

                               TERMS AGREEMENT



                                                            Dated ______, 199__


To:  UNION FINANCIAL SERVICES-1, INC.

Re:  Underwriting Agreement dated _______________, 199__

Issuer:  Union Financial Services-1, Inc.

Series Designation:

Terms of the Notes:


                      Final                  Original        Price
                    Maturity    Principal    Interest         to
Class                 Date       Amount        Rate      Underwriter(1)
- -----               --------    ---------    ---------   --------------




_______________
(1) Plus accrued interest, if any, at the applicable rate  from _______________.


Collateral:  The Student Loans to be included in the Collateral are as described in Schedule A to the Sale Agreement dated _______________, 199__ between _______________ and _______________.

Credit Support: [Insert if Applicable]

Initial Note Distribution Dates:

Note Rating:

Form of Notes:  [Book entry] [definitive]

Closing Date:

Information Provided by the Underwriter in the Prospectus Supplement:

Additional Terms, if any, Not in Master Indenture:

[NAME OF UNDERWRITER]


By
  ----------------------------------------
Name:
     -------------------------------------
Title:
     -------------------------------------


UNION FINANCIAL SERVICES-1, INC.


By
  ----------------------------------------
Name:
     -------------------------------------
Title:
     -------------------------------------


















                                    A-2